CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 18, 2013 with respect to the financial statements and financial highlights of Firsthand Technology Value Fund, Inc. contained in the Registration Statement and Prospectus on Form N-2, as amended. We consent to the use of the aforementioned report in such Registration Statement and Prospectus, and to the use of our name as it appears in such Registration Statement and Prospectus.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 15, 2013